Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Dewan F.H. Chowdhury, Chief Executive Officer and President of Nemaura Medical Inc. (the “Company”) and Justin J. Mclarney, Chief Financial Officer, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2020 (the “Report”).

Each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operation of the Company

February 12, 2021	By:	/s/ Dewan F.H. Chowdhury
Dewan F.H. Chowdhury Chief Executive Officer and President (Principal Executive Officer)

February 12, 2021	By:	/s/ Justin J. Mclarney
Justin J. Mclarney Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)